POWER OF ATTORNEY


     I hereby appoint Kim S. Price, Paul L. Teem, Jr., Robert B. Pomerenk or Edward A. Quint to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5, Form ID or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Price, Mr. Teem, Mr. Pomerenk or Mr. Quint in writing that his authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on October 20, 2005.


                                             by  /s/ David C. McGuirt
                                                 -------------------------------
                                                 David C. McGuirt


                                 In presence of  /s/ Lynn H. Boyles
                                                 -------------------------------
                                                 Name:


                                               at  Monroe        North Carolina
                                                   -----------------------------
                                                   City              State